UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 17, 2016

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2016, Geron Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at the Westin San Francisco Airport, One Old Bayshore Highway, Millbrae, CA 94030, and via conference call, pursuant to notice duly given. Only stockholders of record as of the close of business on March 21, 2016 were entitled to vote at the Annual Meeting. As of March 21, 2016, the record date for the Annual Meeting, 158,916,775 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting, of which 127,132,491 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum. The final results of the stockholder vote on each proposal brought before the Annual Meeting were as follows:

(a) Proposal 1. Each of the two (2) named nominees to hold office as Class II members of the Board of Directors to serve for a three-year term expiring at the Company’s 2019 Annual Meeting of Stockholders was elected based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Hoyoung Huh, M.D., Ph.D.	44,857,821	9,153,077	73,121,593
Daniel M. Bradbury	44,786,284	9,224,614	73,121,593

(b) Proposal 2. The non-binding advisory vote on named executive officer compensation was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,623,195	9,765,313	622,390	73,121,593

(c) Proposal 3. The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
118,488,533	3,145,878	5,498,080	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: May 19, 2016	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, General
Counsel and Corporate Secretary